EXHIBIT 99.4

[Letterhead of Caymus Partners LLC]

April 23, 2003

Board of Directors

HealthMont, Inc.

111 Penn Warren Drive

Suite 300-388

Brentwood, TN 37027

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of HealthMont, Inc. (“HealthMont”), dated March 24, 2003, as Annex C to the joint proxy statement/prospectus of HealthMont and SunLink Health Systems, Inc. (“SunLink”) included in the Registration Statement on Form S-4 of SunLink relating to the proposed merger transaction between HealthMont and SunLink and reference thereto in such proxy statement/prospectus under the captions “Summary—Opinions of Financial Advisors” and “The Merger—Opinion of HealthMont’s Financial Advisor—Caymus Partners LLC.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/    Caymus Partners LLC

CAYMUS PARTNERS LLC